Exhibit 4.3

CARMAX [AUTO OWNER][SELECT RECEIVABLES TRUST] 20[___]-[___],

as Grantor Trust Seller,

and

[_____________],

as Grantor Trust Trustee

AMENDED AND RESTATED GRANTOR TRUST AGREEMENT

Dated as of [________], 20[___]

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ii

EXHIBITS

EXHIBIT A	Form of Certificate

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AMENDED AND RESTATED GRANTOR TRUST AGREEMENT, dated as of [________], 20[___] (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement” or this “Grantor Trust Agreement”), between CARMAX [AUTO OWNER][SELECT RECEIVABLES] TRUST 20[___]-[___], a Delaware statutory trust, as the Grantor Trust Seller (the “Grantor Trust Seller”), and [___________], a national banking association, as grantor trust trustee and not in its individual capacity (in such capacity, the “Grantor Trust Trustee”).

WHEREAS, the Grantor Trust (as defined below) was created on [________], 20[___] pursuant to (i) a trust agreement, dated as of [________], 20[___] (the “Initial Grantor Trust Agreement”), between the Grantor Trust Seller and the Grantor Trust Trustee and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on [________], 20[___]; and

WHEREAS, the Grantor Trust Seller and the Grantor Trust Trustee wish to amend and restate the Initial Grantor Trust Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor Trust Seller and the Grantor Trust Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Sale and Servicing Agreement, dated as of the date hereof, among the Grantor Trust Seller, as issuer, the Grantor Trust, the Depositor, and CarMax Business Services, LLC, as servicer, as amended, supplemented or otherwise modified and in effect from time to time.

Section 1.2 Other Definitional Provisions.

(a) All terms defined in this Grantor Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Grantor Trust Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Grantor Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Grantor Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Grantor Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Grantor Trust Agreement or in any such certificate or other document shall control.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Grantor Trust Agreement shall refer to this Grantor Trust Agreement as a whole and not to any particular provision of this Grantor Trust Agreement. Article, Section and Exhibit references contained in this Grantor Trust Agreement are references to Articles, Sections and Exhibits in or to this Grantor Trust Agreement unless otherwise specified. The term “including” shall mean “including without limitation.”

(d) The definitions contained in this Grantor Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

ARTICLE II

ORGANIZATION OF THE TRUST

Section 2.1 Name. The trust created under the Initial Grantor Trust Agreement shall be known as “CarMax [Auto Owner][Select Receivables] Grantor Trust 20[___]-[___]” (the “Grantor Trust”), in which name the Grantor Trust Trustee may conduct the business of the such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued on behalf of such trust.

Section 2.2 Office. The office of the Grantor Trust shall be in care of the Grantor Trust Trustee at the Corporate Trust Office or at such other address as the Grantor Trust Trustee may designate by written notice to the Grantor Trust Certificateholders, the Grantor Trust Seller and the Depositor.

Section 2.3 Purposes and Powers. The purpose of the Grantor Trust is, and the Grantor Trust shall have the power and authority, to engage solely in the following activities:

(i) to issue the Grantor Trust Certificates pursuant to this Grantor Trust Agreement and to sell, transfer and exchange the Grantor Trust Certificate and to make distributions to the Grantor Trust Certificateholders;

(ii) to acquire the Grantor Trust Estate;

(iii) to assign, grant, transfer, pledge, mortgage and convey the Grantor Trust Estate to the Indenture Trustee pursuant to the Indenture;

(iv) to enter into and perform its obligations under the Transaction Documents to which it is to be a party;

(v) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Grantor Trust Estate and the making of distributions to the Grantor Trust Certificateholders;

(vi) to acquire, hold and manage the assets of the Grantor Trust, including the Receivables, and the proceeds of those assets; and

(vii) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Grantor Trust is hereby authorized to engage in the foregoing activities. The Grantor Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Grantor Trust Agreement or the other Transaction Documents.

Section 2.4 Appointment of the Grantor Trust Trustee. The Grantor Trust Seller hereby appoints the Grantor Trust Trustee as trustee of the Grantor Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Statutory Trust Statute.

Section 2.5 Initial Capital Contribution of Grantor Trust Estate. On the Closing Date, the Grantor Trust Seller will sell the Receivables and other related property to the Grantor Trust in exchange for the Grantor Trust Certificates pursuant to Section 2.1(a) of the Receivables Contribution Agreement. The Grantor Trust Seller shall pay organizational expenses of the Grantor Trust as they may arise or shall, upon the request of the Grantor Trust Trustee, promptly reimburse the Grantor Trust Trustee for any such expenses paid by the Grantor Trust Trustee.

Section 2.6 Declaration of Trust. The Grantor Trust Trustee hereby declares that it will hold the Grantor Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Grantor Trust Certificateholders, subject to the obligations of the Grantor Trust under the Transaction Documents. It is the intention of the parties hereto that (i) the Grantor Trust constitute a statutory trust under the Statutory Trust Statute and that this Grantor Trust Agreement constitute the governing instrument of such statutory trust and (ii) solely for income and franchise tax purposes, the Grantor Trust will be a grantor trust. Unless otherwise required by the appropriate tax authorities, the Grantor Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Grantor Trust as a grantor trust. The parties further agree, unless otherwise required by appropriate taxing authorities or by law, not to take any action or, direct any other party to take any action, inconsistent therewith, including, but not limited to, modifying, or directing any other party to modify, the terms of a Receivable unless the modification is a Permitted Modification. No election will be made by or on behalf of the Grantor Trust to be classified as an association taxable as a corporation for United States federal income tax purposes. Notwithstanding anything to the contrary in this Grantor Trust Agreement or otherwise, neither the Grantor Trust nor the Grantor Trust Trustee (nor any agent of either person) shall (1) acquire any assets or dispose of any portion of the Grantor Trust other than pursuant to the specific provisions of this Grantor Trust Agreement, (2) vary the investment of the Certificateholders within the meaning of Treasury Regulation section 301.7701-4(c) or (3) substitute new investments or reinvest so as to enable the Grantor

Trust to take advantage of variations in the market to improve the investment of any Certificateholder. The provisions of this Grantor Trust Agreement shall be interpreted consistently with and to further this intention of the parties. Effective as of the date hereof, the Grantor Trust Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Grantor Trust. The parties have caused the filing of the Certificate of Trust with the Secretary of State.

Section 2.7 Liability of Certificateholders. The Grantor Trust Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations organized under the General Corporation Law of the State of Delaware.

Section 2.8 Title to Grantor Trust Property. Legal title to the entirety of the Grantor Trust Estate shall be vested at all times in the Grantor Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Grantor Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Grantor Trust Trustee, a co-trustee or a separate trustee, as the case may be; provided, that concurrently with or prior to title being deemed to be vested in a co-trustee or a separate trustee, such trustee must provide a written grant of a security interest in the Grantor Trust Estate to the Indenture Trustee and must authorize the filing of a financing statement to perfect the Indenture Trustee’s security interest.

Section 2.9 Situs of Grantor Trust. The Grantor Trust shall be located and administered in the State of Delaware or the State of New York. All bank accounts maintained by the Grantor Trust Trustee on behalf of the Grantor Trust shall be located in the State of Delaware or the State of New York. The Grantor Trust shall not have any employees in any State other than the State of Delaware; provided, however, that nothing herein shall restrict or prohibit the Grantor Trust Trustee from having employees within or without the State of Delaware. Payments will be received by the Grantor Trust only in the State of Delaware or the State of New York, and payments will be made by the Grantor Trust only from the State of Delaware or the State of New York. The principal office of the Grantor Trust will be at the Corporate Trust Office in the State of Delaware.

Section 2.10 Representations and Warranties of the Grantor Trust Seller. The Grantor Trust Seller hereby represents and warrants to the Grantor Trust Trustee that:

(i) the Grantor Trust Seller has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and has the power, authority and legal right to acquire, own and sell the Receivables;

(ii) the Grantor Trust Seller has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would materially and adversely affect the performance by the Grantor Trust Seller of its obligations under, or the validity or enforceability of, this Grantor Trust Agreement, any of the other Transaction Documents to which the Grantor Trust Seller is a party, the Receivables, the Notes or the Certificates;

(iii) the Grantor Trust Seller has the power and authority to execute, deliver and perform its obligations under this Grantor Trust Agreement and the other Transaction Documents to which it is a party, and the Grantor Trust Seller has the power and authority to sell, assign, transfer and convey the property to be sold and transferred to and deposited with the Grantor Trust;

(iv) the execution, delivery and performance by the Grantor Trust Seller of this Grantor Trust Agreement and the other Transaction Documents to which the Grantor Trust Seller is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the certificate of trust of the Grantor Trust Seller or this Grantor Trust Agreement or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Grantor Trust Seller is a party or by which the Grantor Trust Seller is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to this Grantor Trust Agreement), or violate any law, order, rule or regulation applicable to the Grantor Trust Seller or its properties of any federal or State regulatory body, court, administrative agency or other governmental instrumentality having jurisdiction over the Grantor Trust Seller or any of its properties; and

(v) there are no proceedings or investigations pending or, to the knowledge of the Grantor Trust Seller, threatened against the Grantor Trust Seller before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Grantor Trust Seller or its properties (A) asserting the invalidity of this Grantor Trust Agreement, the Sale and Servicing Agreement, the Indenture, any of the other Transaction Documents, the Notes or the Certificates, (B) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Grantor Trust Agreement, the Sale and Servicing Agreement, the Indenture or any of the other Transaction Documents, (C) seeking any determination or ruling that would materially and adversely affect the performance by the Grantor Trust Seller of its obligations under, or the validity or enforceability of, this Grantor Trust Agreement, the Sale and Servicing Agreement, the Indenture, any of the other Transaction Documents, the Receivables, the Notes or the Certificates, or (D) that would adversely affect the federal tax attributes or Applicable Tax State franchise or income tax attributes of the Trust or of the Notes or the Certificates.

Section 2.11 Federal Income Tax Matters. The Grantor Trust Certificateholders acknowledge that it is their intent and that they understand it is the intent of the Grantor Trust Seller, the Depositor and the Servicer that, for purposes of federal income, State and local income and franchise tax and any other income taxes, the Grantor Trust will be treated as a grantor trust.

ARTICLE III

CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.1 Initial Ownership. Upon the formation of the Grantor Trust and until the issuance of the Grantor Trust Certificates, the Grantor Trust Seller shall be the sole beneficiary of the Grantor Trust, and upon the issuance of the Grantor Trust Certificates, the Grantor Trust Seller will no longer be a beneficiary of the Grantor Trust, except to the extent that the Grantor Trust Seller is a Certificateholder.

Section 3.2 Authorization of the Grantor Trust Certificates. On the date hereof, the Grantor Trust Trustee, at the direction of the Grantor Trust Seller, shall execute and deliver and the Grantor Trust Certificate Registrar shall authenticate, in definitive form, a single Grantor Trust Certificate. The Grantor Trust Certificates shall in the aggregate represent 100% of the Grantor Trust Percentage Interest in the Grantor Trust and shall be fully paid and nonassessable.

Section 3.3 Registration of Grantor Trust Certificates; Transfer and Exchange of Grantor Trust Certificates.

(a) The Grantor Trust Trustee initially shall be the registrar (the “Grantor Trust Certificate Registrar”) for the purpose of registering Grantor Trust Certificates and Transfers of Grantor Trust Certificates as herein provided. The Grantor Trust Certificate Registrar shall cause to be kept, at the office or agency maintained pursuant to Section 3.7, a register (the “Grantor Trust Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Grantor Trust Certificate Registrar shall provide for the registration of Grantor Trust Certificates and the registration of Transfers of Grantor Trust Certificates. Upon any resignation of any Grantor Trust Certificate Registrar, the Grantor Trust Trustee shall, upon receipt of written instructions from the Grantor Trust Seller, promptly appoint a successor. For the avoidance of doubt, a Grantor Trust Certificate is not negotiable, and the records maintained by the Grantor Trust Certificate Registrar in the Grantor Trust Certificate Register with respect to each Grantor Trust Certificate and its related registered owner are intended to cause the Grantor Trust Certificates to be issued in registered form, within the meaning of Treasury Regulation Sections 5f.103-1(c) and 1.871-14 (and any successor provisions), and shall record the Grantor Trust Percentage Interest evidenced by each Grantor Trust Certificate. The entries in the Grantor Trust Certificate Register shall be conclusive absent manifest error.

(b) To the fullest extent permitted by applicable law, the sole Grantor Trust Certificateholder shall be the Grantor Trust Seller. Subject to the foregoing, a Grantor Trust Certificateholder may assign, convey or otherwise transfer all or any of its right, title and interest in the related Grantor Trust Certificate, subject to the restrictions set forth herein.

(c) By accepting and holding a Grantor Trust Certificate, the holder thereof (and, if the holder is a Plan, its fiduciary) shall be deemed to have represented and warranted that it is not, and is not acquiring and will not hold the Grantor Trust Certificate on behalf of or with any assets of, a Benefit Plan Investor or Plan that is subject to Similar Law. Subject to the transfer restrictions contained herein and in the Grantor Trust Certificate, each Grantor Trust Certificateholder may transfer all or any portion of the Grantor Trust Percentage Interest evidenced by such Grantor Trust Certificate upon delivery to the Grantor Trust Certificate Registrar of the documents required by this Section 3.3. Such transfer may be made by a registered Grantor Trust Certificateholder in person or by his attorney duly authorized in writing upon surrender of such Grantor Trust Certificate to the Grantor Trust Certificate Registrar accompanied by any documentation as may be required by the Grantor Trust Certificate Registrar or the Grantor Trust Trustee, including without limitation to comply with applicable law. Promptly upon the receipt of such documents and receipt by the Grantor Trust Certificate Registrar of the transferor’s Grantor Trust Certificate, the Grantor Trust Certificate Registrar shall record the name of such transferee as a Grantor Trust Certificateholder and its Grantor Trust Percentage Interest in the Grantor Trust Certificate Register, and the Grantor Trust Trustee shall execute and the Grantor Trust Certificate Registrar shall authenticate and deliver to such Grantor Trust Certificateholder a Grantor Trust Certificate evidencing such Grantor Trust Percentage Interest. In the event a transferor transfers only a portion of its Grantor Trust Percentage Interest, the Grantor Trust Trustee shall execute, and the Grantor Trust Certificate Registrar shall register, authenticate and deliver to such transferor, a new Grantor Trust Certificate evidencing such transferor’s new Grantor Trust Percentage Interest. Subsequent to a transfer and upon the issuance of a new Grantor Trust Certificate or Grantor Trust Certificates, the Grantor Trust Certificate Registrar shall cancel and destroy the Grantor Trust Certificate surrendered to it in connection with such transfer. Unless otherwise provided under applicable law, the Grantor Trust Trustee, the Grantor Trust Certificate Registrar and the Indenture Trustee shall treat the Person in whose name any Grantor Trust Certificate is registered as the sole owner of the beneficial interest in the Grantor Trust evidenced by such Grantor Trust Certificate, without regard to any notice to the contrary.

(d) The Grantor Trust Certificateholder represents and warrants that it is a “United States person” as defined in Section 7701(a)(30) of the Code and the Administrator agrees to provide the Grantor Trust Trustee and any relevant intermediary with a correct, complete and properly executed Internal Revenue Service Form W-9 (or applicable successor form) for the Grantor Trust Certificateholder.

(e) Each Grantor Trust Certificateholder shall deliver Tax Information to the Grantor Trust Trustee and the Administrator on or prior to the date on which such Grantor Trust Certificateholder becomes a Grantor Trust Certificateholder under this Agreement and from time to time thereafter if such Tax Information becomes incorrect or obsolete, as otherwise prescribed by applicable law or upon the request of the Grantor Trust Trustee or the Administrator.

(f) If (1) a transfer or attempted or purported transfer of any Grantor Trust Certificate or interest therein was consummated in compliance with the provisions of this Section 3.3 on the basis of a materially incorrect certification from the transferor or purported transferee, or (2) the Grantor Trust Certificateholder of any Grantor Trust Certificate or interest therein is in material breach of any representation or agreement set forth in any Grantor Trust Certificate or any deemed representation or agreement of such Grantor Trust Certificateholder, the Grantor Trust Certificate Registrar, upon actual knowledge of such circumstances, will not register such attempted or purported transfer and, if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall not operate to transfer any rights to the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding Grantor Trust Certificateholder of such Grantor Trust Certificateholder that was not a Disqualified Transferee shall be restored to all rights as a Grantor Trust Certificateholder thereof retroactively to the date of the purported transfer of such Grantor Trust Certificate by such Grantor Trust Certificateholder.

Section 3.4 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If (i) any mutilated Grantor Trust Certificate is surrendered to the Grantor Trust Certificate Registrar, or the Grantor Trust Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Grantor Trust Certificate, and (ii) there is delivered to the Grantor Trust Certificate Registrar and the Grantor Trust Trustee such security or indemnity as may be required by them to hold each of the Grantor Trust, the Grantor Trust Certificate Registrar and the Grantor Trust Trustee harmless, then, in the absence of notice to the Grantor Trust, the Grantor Trust Certificate Registrar or the Grantor Trust Trustee that such Grantor Trust Certificate has been acquired by a “protected purchaser” (as defined in the Relevant UCC), the Grantor Trust Trustee shall execute on behalf of the Grantor Trust and the Grantor Trust Trustee shall authenticate and deliver, in exchange for, or in lieu of, any such mutilated, destroyed, lost or stolen Grantor Trust Certificate, as the case may be, a replacement Grantor Trust Certificate, as the case may be, of like tenor and Grantor Trust Percentage Interest. If, after the delivery of such replacement Grantor Trust Certificate or payment of a destroyed, lost or stolen Grantor Trust Certificate pursuant to the proviso to the preceding sentence, a “protected purchaser” (as defined in the Relevant UCC) of the original Grantor Trust Certificate in lieu of which such replacement Grantor Trust Certificate was issued presents for payment such original Grantor Trust Certificate, the Grantor Trust and the Grantor Trust Trustee shall be entitled to recover such replacement Grantor Trust Certificate (or such payment) from the Person to whom such replacement Grantor Trust Certificate was delivered or any Person taking such replacement Grantor Trust Certificate from such Person to whom such replacement Grantor Trust Certificate was delivered or any assignee of such Person, except a “protected purchaser” (as defined in the Relevant UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Grantor Trust or the Grantor Trust Trustee in connection therewith.

(b) Upon the issuance of any replacement Grantor Trust Certificate under this Section 3.4, the Grantor Trust may require the payment by such Grantor Trust Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such issuance and any other reasonable expenses (including the fees and expenses of the Grantor Trust Trustee) related thereto.

(c) Every replacement Grantor Trust Certificate issued pursuant to this Section 3.4 in replacement of any mutilated, destroyed, lost or stolen Grantor Trust Certificate shall constitute an original additional contractual obligation of the Grantor Trust, whether or not the mutilated, destroyed, lost or stolen Grantor Trust Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Grantor Trust Agreement equally and proportionately with any and all other Grantor Trust Certificates duly issued hereunder.

(d) The provisions of this Section 3.4 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Grantor Trust Certificates.

Section 3.5 Persons Deemed Owners. Prior to due presentation of a Grantor Trust Certificate for registration of transfer, the Grantor Trust Trustee and the Grantor Trust Certificate Registrar may treat the Person in whose name such Grantor Trust Certificate is registered in the Grantor Trust Certificate Register (as of the day of determination) as the owner of such Grantor Trust Certificate for the purpose of receiving distributions pursuant to Section 5.1 and for all other purposes whatsoever, and none of the Grantor Trust Trustee or the Grantor Trust Certificate Registrar shall be bound by any notice to the contrary.

Section 3.6 Access to List of Grantor Trust Certificateholders’ Names and Addresses. The Grantor Trust Certificate Registrar shall furnish or cause to be furnished to the Servicer and the Grantor Trust Seller, or to the Grantor Trust Trustee, within fifteen (15) days after receipt by the Grantor Trust Certificate Registrar of a written request therefor from the Servicer, the Grantor Trust Seller or the Grantor Trust Trustee, as the case may be, a list, in such form as the requesting party may reasonably require, of the names and addresses of the Grantor Trust Certificateholders as of the most recent Record Date.

Section 3.7 Maintenance of Office or Agency. The Grantor Trust Certificate Registrar shall maintain in Wilmington, Delaware, an office or offices or agency or agencies where Grantor Trust Certificates may be surrendered for registration of Transfer or exchange and where notices and demands to or upon the Grantor Trust Certificate Registrar in respect of the Grantor Trust Certificates and the Transaction Documents may be served. The Grantor Trust Certificate Registrar shall give prompt written notice to the Grantor Trust Seller, the Grantor Trust Trustee and the Grantor Trust Certificateholders of any change in the location of the Grantor Trust Certificate Registrar or any such office or agency.

ARTICLE IV

ACTIONS BY GRANTOR TRUST TRUSTEE

Section 4.1 Prior Notice to Grantor Trust Certificateholders with Respect to Certain Matters. With respect to the following matters, the Grantor Trust Trustee shall not take action unless (i) at least thirty (30) days before the taking of such action, the Grantor Trust Trustee shall have notified the Grantor Trust Certificateholders, the Administrator and the Grantor Trust Seller (who shall promptly forward such notice to the Rating Agencies) in writing of the proposed action and (ii) the Grantor Trust Certificateholders evidencing not less than 51% of the aggregate Grantor Trust Percentage Interest shall not have notified the Grantor Trust Trustee in writing prior to the 30th day after such notice is given that the Grantor Trust Certificateholders have withheld consent or provided alternative direction: the amendment, change or modification of the Sale and Servicing Agreement or the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Grantor Trust Certificateholders.

Section 4.2 Action by Administrator with Respect to Certain Matters. The Grantor Trust Trustee may not sell the Grantor Trust Estate after the termination of the Indenture, except upon written instructions signed by the Administrator and except as expressly provided in the Transaction Documents.

Section 4.3 Action by Grantor Trust Certificateholders with Respect to Bankruptcy. The Grantor Trust Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Grantor Trust unless (i) the Notes have been paid in full and (ii) each Grantor Trust Certificateholder approves of such commencement in writing in advance and delivers to the Grantor Trust Trustee a certificate certifying that such Person reasonably believes that the Grantor Trust is insolvent.

Section 4.4 Restrictions on Grantor Trust Certificateholders’ Power. The Grantor Trust Certificateholders shall not direct the Grantor Trust Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Grantor Trust or the Grantor Trust Trustee under this Grantor Trust Agreement or any of the other Transaction Documents or would be contrary to Section 2.3, nor shall the Grantor Trust Trustee be obligated to follow any such direction, if given.

Section 4.5 Majority Control. Except as expressly provided herein, any action that may be taken by the Grantor Trust Certificateholders under this Grantor Trust Agreement may be taken by the Grantor Trust Certificateholders evidencing not less than 51% of the aggregate Grantor Trust Percentage Interest. Except as expressly provided herein, any written notice of the Grantor Trust Certificateholders delivered pursuant to this Grantor Trust Agreement shall be effective if signed by the Grantor Trust Certificateholders evidencing not less than 51% of the aggregate Grantor Trust Percentage Interest at the time of the delivery of such notice.

Section 4.6 Certain Litigation Matters. The Grantor Trust Trustee shall provide prompt written notice to the Depositor, the Grantor Trust Seller and the Servicer of any action, proceeding or investigation known to the Grantor Trust Trustee that could reasonably be expected to adversely affect the Grantor Trust or the Grantor Trust Estate.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.1 Application of Trust Funds. All collections derived from the assets of the Grantor Trust Estate or proceeds of the Grantor Trust Estate shall be treated as distributed by the Grantor Trust to the Grantor Trust Certificateholder by application and process of such collections and proceeds in accordance with the Sale and Servicing Agreement and the Indenture by the parties identified therein as having responsibility therefor. Any bank account of the Grantor Trust shall constitute part of the Grantor Trust Estate. Funds on deposit, if any, in such account may only be held uninvested.

Section 5.2 Withholding. In the event that any withholding tax is imposed on any Grantor Trust payment (or any allocation of income) to a Grantor Trust Certificateholder, such tax shall reduce the amount otherwise distributable to the Grantor Trust Certificateholder in accordance with this Section 5.2. The Grantor Trust Trustee and any Person with responsibility for distributing proceeds of the Grantor Trust Estate in accordance with the Sale and Servicing Agreement and the Indenture (the “Grantor Trust Paying Agent”) are hereby authorized and directed to retain from amounts otherwise distributable to the Grantor Trust Certificateholders sufficient funds for the payment of any such withholding tax that is legally owed by the Grantor Trust (but such authorization shall not prevent the Grantor Trust Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Grantor Trust Certificateholder shall be treated as cash distributed to such Grantor Trust Certificateholder at the time it is withheld by the Grantor Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Grantor Trust Trustee or the Grantor Trust Paying Agent may withhold such amounts in accordance with this Section 5.2. If a Grantor Trust Certificateholder wishes to apply for a refund of any such withholding tax, the Grantor Trust Trustee shall reasonably cooperate with such Grantor Trust Certificateholder in making such claim so long as such Grantor Trust Certificateholder agrees to reimburse the Grantor Trust Trustee for any out-of-pocket expenses incurred.

Section 5.3 No Segregation of Monies; No Interest. Subject to Section 5.2, monies received by the Grantor Trust Trustee hereunder need not be segregated in any manner except to the extent required by law, the Indenture or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Grantor Trust Trustee shall not be liable for any interest thereon.

Section 5.4 Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others. The Grantor Trust Trustee shall, based on information provided by the Grantor Trust Seller (or the Administrator on its behalf), (i) maintain (or cause to be maintained) the books of the Grantor Trust on the basis of a fiscal year ending on the last day of February and based on the accrual method of accounting., (ii) deliver to each Grantor Trust Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including, if applicable, a trust return on IRS Form 1041, IRS Form 1099, or reporting for widely held fixed investment trusts under Treasury Regulations Section 1.671-5) to enable such Grantor Trust Certificateholder to prepare its federal and state income tax returns, (iii) file such tax returns relating to the Grantor Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Grantor Trust’s characterization as a grantor trust for federal income tax purposes, (iv) cause such tax returns to be signed in the manner required by law and (v) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2 with respect to income or distributions to Grantor Trust Certificateholders. The Administrator may direct the Grantor Trust Trustee, on behalf of the Grantor Trust, to elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Grantor Trust Estate..

The Grantor Trust Trustee may satisfy its obligations with respect to this Section 5.4 by retaining, on behalf of the Grantor Trust[, at the expense of the Grantor Trust Seller,] a firm of independent public accountants (the “Accountants”) selected by the Administrator. The Grantor Trust Trustee, on behalf of the Grantor Trust, may require the Accountants to provide to the Grantor Trust Trustee, on or before [March 15], 20[_____], a letter in form and substance satisfactory to the Grantor Trust Trustee as to whether any federal tax withholding on Grantor Trust Certificates is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update such letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required. The Grantor Trust Trustee shall be deemed to have discharged its obligations pursuant to this Section 5.4 upon its retention of the Accountants, and the Grantor Trust Trustee shall not have any liability with respect to the default or misconduct of the Accountants.

Section 5.5 Signature on Returns.

The Grantor Trust Trustee shall sign, on behalf of the Grantor Trust, the tax returns of the Grantor Trust.

ARTICLE VI

AUTHORITY AND DUTIES OF GRANTOR TRUST TRUSTEE

Section 6.1 General Authority. The Grantor Trust Trustee is authorized and directed to execute and deliver the Transaction Documents to which the Grantor Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Grantor Trust is to be a party, in each case in such form as the Administrator or Grantor Trust Seller shall approve, as evidenced conclusively by the Grantor Trust Trustee’s execution thereof. In addition to the foregoing, the Grantor Trust Trustee is authorized to take all actions required of the Grantor Trust pursuant to the Transaction Documents. The Grantor Trust Trustee is further authorized from time to time to take such action on behalf of the Grantor Trust as is permitted by the Transaction Documents and which the Grantor Trust Certificateholders, the Servicer or the Administrator recommends in writing with respect to the Transaction Documents, except to the extent that this Grantor Trust Agreement expressly requires the consent of Grantor Trust Certificateholders for such action.

Section 6.2 General Duties. It shall be the duty of the Grantor Trust Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Grantor Trust Agreement and to administer the Grantor Trust for the benefit of the Grantor Trust Certificateholders, subject to the lien of the Indenture and in accordance with the provisions of this Grantor Trust Agreement. Notwithstanding the foregoing, the Grantor Trust Trustee shall be deemed to have discharged (or caused to be discharged) its duties and responsibilities hereunder to the extent the Administrator is required in the Administration Agreement to perform any act or to discharge such duty of the Grantor Trust Trustee or the Grantor Trust hereunder or under any other Transaction Document, and the Grantor Trust Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. The Grantor Trust Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer shall have actual knowledge of such Event of Default or (ii) written notice of such Event of Default shall have been given to the Grantor Trust Trustee in accordance with the provisions of this Grantor Trust Agreement.

Section 6.3 Action upon Instruction.

(a) Subject to Article IV, and in accordance with the terms of the Transaction Documents, the Grantor Trust Certificateholders may, by written instruction, direct the Grantor Trust Trustee in the management of the Grantor Trust.

(b) The Grantor Trust Trustee shall not be required to take any action under this Grantor Trust Agreement or any other Transaction Document if the Grantor Trust Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Grantor Trust Trustee or is contrary to the terms of this Grantor Trust Agreement or any other Transaction Document or is otherwise contrary to law.

(c) Subject to Article IV, whenever the Grantor Trust Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Grantor Trust Agreement or any other Transaction Document, the Grantor Trust Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Administrator requesting instruction as to the course of action to be adopted, and to the extent the Grantor Trust Trustee acts in good faith in accordance with any written instruction of the Administrator received, the Grantor Trust Trustee shall not be liable on account of such action to any Person. If the Grantor Trust Trustee shall not have received appropriate written instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Grantor Trust Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Grantor Trust Certificateholders, and shall have no liability to any Person for such action or inaction.

(d) Subject to Article IV, in the event the Grantor Trust Trustee is unsure as to the application of any provision of this Grantor Trust Agreement or any other Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Grantor Trust Agreement permits any determination by the Grantor Trust Trustee or is silent or is incomplete as to the course of action that the Grantor Trust Trustee is required to take with respect to a particular set of facts, the Grantor Trust Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Administrator requesting instruction and, to the extent that the Grantor Trust Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Grantor Trust Trustee shall not be liable, on account of such action or inaction, to any Person. If the Grantor Trust Trustee shall not have received appropriate written instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Grantor Trust Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Grantor Trust Certificateholders and shall have no liability to any Person for such action or inaction.

Section 6.4 No Duties Except as Specified in this Grantor Trust Agreement or in Instructions. The Grantor Trust Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Grantor Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Grantor Trust Trustee or the Grantor Trust is a party, except as expressly provided by the terms of this Grantor Trust Agreement or in any document or written instruction received by the Grantor Trust Trustee pursuant to Section 6.3, and no implied duties (including fiduciary duties), liabilities or obligations shall be read into this Grantor Trust Agreement or any other Transaction Document against the Grantor Trust Trustee or any of its officers, directors, employees, agents or affiliates. The Grantor Trust Trustee shall have no responsibility for filing any financing or continuation statement or amendment in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Grantor Trust or to record this Grantor Trust Agreement or any other Transaction Document. The Grantor Trust Trustee shall, however, at its own cost and expense, promptly take all action as may be necessary to discharge any lien (other than the lien of the Indenture) on any part of the Grantor Trust Estate that results from actions by, or claims against, the Grantor Trust Trustee in its individual capacity that are not related to the ownership or the administration of the Grantor Trust Estate.

Section 6.5 No Action Except Under Specified Documents or Instructions. The Grantor Trust Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Grantor Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Grantor Trust Trustee pursuant to this Grantor Trust Agreement, (ii) in accordance with the other Transaction Documents to which the Grantor Trust is a party and (iii) in accordance with any document or written instruction delivered to the Grantor Trust Trustee pursuant to Section 6.3.

Section 6.6 Restrictions. The Grantor Trust Trustee shall not take any action (i) that is inconsistent with the purposes of the Grantor Trust set forth in Section 2.3 or (ii) that, to the actual knowledge of the Grantor Trust Trustee, would (A) affect the treatment of the Notes as indebtedness for federal income tax purposes, or (B) cause the Grantor Trust or any portion thereof to fail to be treated as a grantor trust for U.S. federal income tax purposes or to be taxable as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. The Grantor Trust Certificateholders, the Depositor, the Administrator and the Servicer shall not direct the Grantor Trust Trustee to take action that would violate the provisions of this Section 6.6. Notwithstanding anything herein to the contrary, the Grantor Trust Trustee shall not have the power to acquire, purchase or invest any property or other assets of the Grantor Trust or take any other action to the extent such action would constitute a power under this Agreement to vary the investment of the Grantor Trust within the meaning of Section 301.7701-4(c) of the Treasury Regulations. The Grantor Trust Trustee shall be permitted to take such actions with, and only with, the prior written direction of the Administrator.

Section 6.7 Instructions by Electronic Methods. The Grantor Trust Trustee is hereby authorized to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods (“Electronic Methods”) by persons believed by the Grantor Trust Trustee to be authorized to give instructions and directions on behalf of the Grantor Trust Seller (or the Administrator on its behalf). The Grantor Trust Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Grantor Trust Seller or the Administrator (other than to verify that the signature on a facsimile is the signature of a person authorized to give instructions and directions on behalf of the Grantor Trust Seller or the Administrator), and the Grantor Trust Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Grantor Trust Seller as a result of such reliance upon or use of Electronic Methods to submit instructions and directions to the Grantor Trust Trustee, including the risk of the Grantor Trust Trustee taking unauthorized instructions, and the risk of interception and misuse by third parties.

ARTICLE VII

REGARDING THE GRANTOR TRUST TRUSTEE

Section 7.1 Acceptance of Trusts and Duties. The Grantor Trust Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Grantor Trust Agreement. The Grantor Trust Trustee also agrees to disburse all monies actually received by it constituting part of the Grantor Trust Estate upon the terms of this Grantor Trust Agreement. The Grantor Trust Trustee shall not be answerable or accountable hereunder or under any other Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Grantor Trust Trustee, in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(i) the Grantor Trust Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Grantor Trust Trustee unless it is proved that the Grantor Trust Trustee was negligent in ascertaining the pertinent facts;

(ii) the Grantor Trust Trustee shall not be liable with respect to any action taken or omitted to be taken in good faith by it in accordance with the provisions of this Grantor Trust Agreement at the instructions of any Grantor Trust Certificateholder, the Indenture Trustee, the Depositor, the Administrator or the Servicer;

(iii) no provision of this Grantor Trust Agreement or any other Transaction Document shall require the Grantor Trust Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder or under any other Transaction Document if the Grantor Trust Trustee shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iv) the Grantor Trust Trustee shall not be liable for any indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes or the indebtedness of the Grantor Trust;

(v) the Grantor Trust Trustee shall not be responsible for or in respect of the validity or sufficiency of this Grantor Trust Agreement or for the due execution hereof by the Grantor Trust Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Grantor Trust Estate or for or in respect of the validity or sufficiency of the other Transaction Documents, other than the certificate of authentication on the Grantor Trust Certificates, and the Grantor Trust Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Grantor Trust Certificateholder, other than as expressly provided for herein and in the other Transaction Documents;

(vi) the Grantor Trust Trustee shall not be liable for the default or misconduct of the Servicer, the Administrator, the Depositor or the Indenture Trustee under any of the Transaction Documents or otherwise, and the Grantor Trust Trustee shall have no obligation or liability to perform the obligations of the Grantor Trust under this Grantor Trust Agreement or the other Transaction Documents that are required to be performed by the Administrator under the Administration Agreement, the Servicer under the Sale and Servicing Agreement or the Indenture Trustee under the Indenture;

(vii) the Grantor Trust Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Grantor Trust Agreement, or to institute, conduct or defend any litigation under this Grantor Trust Agreement or otherwise or in relation to this Grantor Trust Agreement or any other Transaction Document, at the request, order or direction of any of the Grantor Trust Certificateholders, unless such Grantor Trust Certificateholders have offered to the Grantor Trust Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Grantor Trust Trustee therein or thereby;

(viii) the right of the Grantor Trust Trustee to perform any discretionary act enumerated in this Grantor Trust Agreement or any other Transaction Document shall not be construed as a duty, and the Grantor Trust Trustee shall not be answerable other than for its willful misconduct, bad faith or negligence in the performance of any such act;

(ix) in no event shall the Grantor Trust Trustee be responsible or liable (A) for special, indirect, punitive, consequential loss or damage of any kind whatsoever (including loss of profit), (B) for the acts or omissions of clearing agencies or securities depositories or any of their respective nominees or correspondents, (C) for acts or omissions of brokers or dealers or (D) for any losses due to forces beyond the control of the Grantor Trust Trustee, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, pandemics or epidemics, loss or malfunctions of utilities, communications or computer (software and hardware) services provided by third parties selected by the Grantor Trust Trustee with reasonable care;

(x) the Grantor Trust Trustee shall have no responsibility for the accuracy of any information provided to Grantor Trust Certificateholders or any other person that has been obtained from, or provided to the Grantor Trust Trustee by, any other Person;

(xi) the Grantor Trust Trustee shall not be liable for any failure to anticipate incurring Expenses as long as the Grantor Trust Trustee acts in good faith based on the facts reasonably available to it at the time of such determination;

(xii) the Grantor Trust Trustee shall not be deemed to have knowledge or notice of any fact or event unless a Responsible Officer of the Grantor Trust Trustee has actual knowledge thereof or unless written notice of such fact or event is received by a Responsible Officer and such notice references the fact or event;

(xiii) the Grantor Trust Trustee shall have no responsibility to monitor CarMax’s compliance with or be charged with knowledge of the risk retention rules of 17 CFR Part 246, nor shall it be liable to any investor, Grantor Trust Certificateholder, or any party whatsoever for violation of such rules or requirements or such similar provisions now or hereafter in effect; and

(xiv) the Grantor Trust Trustee shall not have any obligation or duty to supervise or monitor the performance of any other Person and shall have no liability for the failure of any other Person to perform its obligations or duties under the Transaction Documents or otherwise.

Section 7.2 Furnishing of Documents. The Grantor Trust Trustee shall furnish to the Grantor Trust Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Grantor Trust Trustee under the Transaction Documents.

Section 7.3 Representations and Warranties. The Grantor Trust Trustee, in its individual capacity, hereby represents and warrants to the Grantor Trust Seller, for the benefit of the Grantor Trust Certificateholders, that:

(a) it is a [__________] duly organized and validly existing in good standing under the laws of the United States and has all requisite power and authority to execute, deliver and perform its obligations under this Grantor Trust Agreement;

(b) it has taken all action necessary to authorize the execution and delivery by it of this Grantor Trust Agreement, and this Grantor Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Grantor Trust Agreement on its behalf;

(c) neither the execution nor the delivery by it of this Grantor Trust Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Grantor Trust Trustee or any judgment or order of any court, administrative agency or tribunal applicable to it, or conflict with or result in a breach or violation of, or constitute any default under its charter documents or by-laws or any indenture, mortgage, bank credit agreement, contract, agreement or instrument to which it is a party or by which any of its properties may be bound; and

(d) there are no actions, suits or proceedings pending or threatened against it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on its right, power and authority to enter into or perform its obligations under this Grantor Trust Agreement.

Section 7.4 Reliance; Advice of Counsel.

(a) The Grantor Trust Trustee may rely upon, shall be protected in relying upon, and shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Grantor Trust Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Grantor Trust Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Grantor Trust Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Grantor Trust Agreement or the other Transaction Documents, the Grantor Trust Trustee (i) may act directly or through its agents or attorneys or a custodian or nominee pursuant to agreements entered into with any of them, and the Grantor Trust Trustee shall not be liable for the conduct or misconduct of such agents or attorneys or a custodian or nominee if such agents or attorneys or a custodian or nominee shall have been selected by the Grantor Trust Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Grantor Trust Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Grantor Trust Agreement or any other Transaction Document.

Section 7.5 Not Acting in Individual Capacity. Except as provided in Section 7.3, in accepting the trusts hereby created, [___________________] acts solely as Grantor Trust Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Grantor Trust Trustee by reason of the transactions contemplated by this Grantor Trust Agreement or any other Transaction Document shall look only to the Grantor Trust Estate for payment or satisfaction thereof.

Section 7.6 Grantor Trust Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Grantor Trust Certificates (other than the signature and countersignature of the Grantor Trust Trustee on the Grantor Trust Certificates) shall be taken as the statements of the Grantor Trust Seller, and the Grantor Trust Trustee assumes no responsibility for the correctness thereof. The Grantor Trust Trustee makes no representations as to the validity or sufficiency of this Grantor Trust Agreement, any other Transaction Document, the Grantor Trust Certificates (other than the signature and countersignature of the Grantor Trust Trustee on the Grantor Trust Certificates) or the Notes, or of any Receivable or related documents. The Grantor Trust Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Grantor Trust Estate or its ability to generate the payments to be distributed to the Grantor Trust Certificateholders under this Grantor Trust Agreement or to the Noteholders under the Indenture, including the existence, condition and ownership of any Financed Vehicle, the existence and enforceability of any insurance thereon, the existence and contents of any Receivable on any computer or other record thereof, the validity of the assignment of any Receivable to the Trust or any intervening assignment, the completeness of any Receivable, the performance or enforcement of any Receivable, the compliance by the Depositor or the Servicer with any warranty or representation made under any Transaction Document or in any related document, or the accuracy of any such warranty or representation or any action of the Indenture Trustee, the Administrator or the Servicer taken in the name of the Grantor Trust Trustee.

Section 7.7 Grantor Trust Trustee May Own Certificates and Notes. The Grantor Trust Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Servicer, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Grantor Trust Trustee.

Section 7.8 Regulation AB. The Grantor Trust Trustee shall cooperate in good faith with the Depositor to ensure compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Grantor Trust Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel or otherwise. The Grantor Trust Trustee shall deliver to the Depositor (including any of its assignees or designees) upon request any and all reports, statements, certifications, records and other information necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Grantor Trust Trustee and the Receivables, or the servicing of the Receivables, reasonably believed by the Depositor to be necessary in order to effect such compliance. The Depositor shall not request information or disclosures pursuant to this Section 7.8 other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act or the rules and regulations of the Commission under the Securities Act or the Exchange Act.

Section 7.9 Regulatory Investigations. It shall be the Administrator’s duty and responsibility, and not the Grantor Trust Trustee’s duty or responsibility, to cause the Grantor Trust to comply with, respond to, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other proceeding, obligation or inquiry relating in any way to the Grantor Trust, its assets or the conduct of its business; provided, that, the Grantor Trust Trustee hereby agrees to cooperate with the Administrator and to comply with any reasonable request made by the Administrator for the delivery of information or documents to the Administrator in the Grantor Trust Trustee’s actual possession relating to any such regulatory, administrative, governmental, investigative or other proceeding or inquiry. In the event that the Grantor Trust Trustee receives any notice of such proceeding or inquiry, the Grantor Trust Trustee shall promptly give such notice to the Administrator.

ARTICLE VIII

COMPENSATION AND INDEMNIFICATION OF GRANTOR TRUST TRUSTEE

Section 8.1 Grantor Trust Trustee’s Fees and Expenses. The Grantor Trust Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Servicer and such trustee, and the Grantor Trust Trustee shall be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as such trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

Section 8.2 Indemnification. To the fullest extent permitted by applicable law, the Initial Servicer shall be liable as prime obligor for, and shall indemnify the Grantor Trust Trustee and its successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses, including legal fees and expenses in connection with the enforcement of their indemnification rights hereunder) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Grantor Trust Trustee or any other Indemnified Party in any way relating to or arising out of this Grantor Trust Agreement, the other Transaction Documents, the Grantor Trust Estate, the administration of the Grantor Trust Estate or the action or inaction of the Grantor Trust Trustee hereunder; provided, however, that the Initial Servicer shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. Except as otherwise provided in Section 5.4(b) of the Indenture, in no event will the Initial Servicer or the Grantor Trust Trustee be entitled to make any claim upon the Grantor Trust Estate for the payment or reimbursement of any Expenses. The indemnities contained in this Section 8.2 shall survive the resignation or termination of the Grantor Trust Trustee or the termination of this Grantor Trust Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 8.2, the Grantor Trust Trustee’s choice of legal counsel shall be subject to the approval of the Initial Servicer, which approval shall not be unreasonably withheld.

Section 8.3 Payments to the Grantor Trust Trustee. Any amounts paid to the Grantor Trust Trustee pursuant to this Article VIII shall be deemed not to be a part of the Grantor Trust Estate immediately after such payment.

ARTICLE IX

TERMINATION

Section 9.1 Termination of Grantor Trust Agreement.

(a) This Grantor Trust Agreement (other than the provisions of Article VIII) shall terminate and be of no further force or effect and the Grantor Trust shall dissolve upon the earlier of (i) the payment to the Servicer, the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement and the Trust Agreement and (ii) the Distribution Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Grantor Trust. The bankruptcy, liquidation, dissolution, death or incapacity of any Grantor Trust Certificateholder shall not operate to terminate this Grantor Trust Agreement or the Grantor Trust, entitle such Grantor Trust Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Grantor Trust or Grantor Trust Estate or otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) No Grantor Trust Certificateholder shall be entitled to revoke or terminate the Grantor Trust.

(c) Notice of any termination of the Grantor Trust shall be given by the Grantor Trust Trustee by letter to the Grantor Trust Certificateholders mailed within five (5) Business Days of receipt of notice of such termination from the Servicer, stating the Distribution Date upon or with respect to which the Grantor Trust Certificates shall be surrendered at the office of the Grantor Trust Certificate Registrar therein specified. The Grantor Trust Trustee shall give such notice to the Grantor Trust Certificate Registrar (if other than the Grantor Trust Trustee) at the time such notice is given to Grantor Trust Certificateholders. Upon presentation and surrender of the Grantor Trust Certificates, the [Grantor Trust Trustee] shall cause to be distributed to the Grantor Trust Certificateholders, subject to Section 3808 of the Statutory Trust Statute, amounts distributable on such Distribution Date pursuant to Section 5.1. In the event that all of the Grantor Trust Certificateholders shall not surrender their Grantor Trust Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, such Grantor Trust Certificates shall be deemed cancelled. Subject to applicable escheat laws, any funds remaining in the Grantor Trust Estate shall be distributed by the Grantor Trust Trustee to the Grantor Trust Certificateholders in proportion to each Grantor Trust Certificateholder’s Grantor Trust Percentage Interest.

(d) Upon the winding up of the Grantor Trust, in accordance with Section 3808 of the Statutory Trust Statute, and its termination, the Grantor Trust Trustee shall, at the written direction and expense of the Grantor Trust Seller, cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

ARTICLE X

SUCCESSOR GRANTOR TRUST TRUSTEES AND ADDITIONAL GRANTOR TRUST

TRUSTEES

Section 10.1 Eligibility Requirements for Grantor Trust Trustee. The Grantor Trust Trustee shall at all times (i) be a corporation or banking association satisfying the provisions of Section 3807(a) of the Statutory Trust Statute, (ii) be authorized to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or State authorities and (iv) have (or have a parent that has) a long-term debt rating of investment grade by each of the Rating Agencies or otherwise be acceptable to each of the Rating Agencies. If such corporation or banking association shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.1 the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Grantor Trust Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Grantor Trust Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

Section 10.2 Resignation or Removal of Grantor Trust Trustee. The Grantor Trust Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator and the Grantor Trust Seller. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Grantor Trust Trustee (acceptable to the Grantor Trust Seller) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Grantor Trust Trustee and one copy to the successor Grantor Trust Trustee. If no successor Grantor Trust Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Grantor Trust Trustee may petition any court of competent jurisdiction for the appointment of a successor Grantor Trust Trustee.

If at any time the Grantor Trust Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Grantor Trust Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Grantor Trust Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Grantor Trust Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Grantor Trust Trustee shall otherwise become incapable of acting, then the Administrator shall remove the Grantor Trust Trustee. If the Administrator shall remove the Grantor Trust Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Grantor Trust Trustee (acceptable to the Grantor Trust Seller) by written instrument, in duplicate, one copy of which instrument shall be delivered to the removed Grantor Trust Trustee and one copy to the successor Grantor Trust Trustee.

Any resignation or removal of the Grantor Trust Trustee and appointment of a successor Grantor Trust Trustee pursuant to this Section 10.2 shall not become effective until acceptance of appointment by the successor Grantor Trust Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Grantor Trust Trustee. The Administrator shall provide (or cause to be provided) notice of such resignation or removal of the Grantor Trust Trustee to the Depositor, the Grantor Trust Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies.

Section 10.3 Successor Grantor Trust Trustee. Any successor Grantor Trust Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Grantor Trust Trustee an instrument accepting such appointment under this Grantor Trust Agreement, and thereupon, subject to the payment of all fees and expenses owed to the predecessor Grantor Trust Trustee, the resignation or removal of the predecessor Grantor Trust Trustee shall become effective and such successor Grantor Trust Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Grantor Trust Agreement, with like effect as if originally named as Grantor Trust Trustee. The predecessor Grantor Trust Trustee shall, upon payment of its fees and expenses, deliver to the successor Grantor Trust Trustee all documents, statements and monies held by it under this Grantor Trust Agreement, and the Administrator and the predecessor Grantor Trust Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Grantor Trust Trustee all such rights, powers, duties and obligations.

No successor Grantor Trust Trustee shall accept appointment as provided in this Section 10.3 unless, at the time of such acceptance, such successor Grantor Trust Trustee shall be eligible pursuant to Section 10.1.

Any successor Grantor Trust Trustee appointed pursuant to this Section 10.3 shall file an amendment to the Certificate of Trust with the Secretary of State reflecting the name and principal place of business of such successor in the State of Delaware.

Upon acceptance of appointment by a successor Grantor Trust Trustee pursuant to this Section 10.3, the Administrator shall provide (or cause to be provided) notice of such appointment to all Grantor Trust Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to provide such notice within ten (10) days after acceptance of appointment by the successor Grantor Trust Trustee, the successor Grantor Trust Trustee shall cause such notice to be provided at the expense of the Administrator.

Section 10.4 Merger or Consolidation of Grantor Trust Trustee.

(a) If the Grantor Trust Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association, without any further act except the filing of an amendment to the Certificate of Trust, if required under the Statutory Trust Statute, shall be the successor Grantor Trust Trustee; provided, however, that such corporation or banking association must be otherwise qualified and eligible under Section 10.1. The Grantor Trust Trustee shall provide the Administrator (who shall promptly forward to the Rating Agencies) with prior written notice of any such transaction.

(b) If at the time such successor or successors by consolidation, merger or conversion to the Grantor Trust Trustee shall succeed to the trusts created by this Grantor Trust Agreement any of the Grantor Trust Certificates shall have been authenticated but not delivered, any such successor to the Grantor Trust Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Grantor Trust Certificates so authenticated, and in case at that time any of the Grantor Trust Certificates shall not have been authenticated, any such successor to the Grantor Trust Trustee may authenticate such Grantor Trust Certificates either in the name of any predecessor trustee or in the name of the successor to the Grantor Trust Trustee. In all such cases such certificates shall have the full force which the Grantor Trust Certificates or this Grantor Trust Agreement provide that the certificate of the Grantor Trust Trustee shall have.

Section 10.5 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Grantor Trust Agreement to the contrary, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Grantor Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Grantor Trust Trustee acting jointly shall have the power and may execute and deliver an instrument to appoint one or more Persons approved by the Grantor Trust Trustee to act as co-trustee or co-trustees, jointly with the Grantor Trust Trustee, or separate trustee or separate trustees, of all or any part of the Grantor Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Grantor Trust Certificateholders, such title to the Grantor Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.5, such powers, duties, obligations, rights and trusts as the Administrator and the Grantor Trust Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Grantor Trust

Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Grantor Trust Agreement shall be required to meet the terms of eligibility as a successor trustee under Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required under Section 10.3.

(b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Grantor Trust Trustee shall be conferred or imposed upon and exercised or performed by the Grantor Trust Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee shall not be authorized to act separately without the Grantor Trust Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Grantor Trust Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Grantor Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Grantor Trust Trustee;

(ii) no trustee under this Grantor Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Grantor Trust Agreement; and

(iii) the Administrator and the Grantor Trust Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Grantor Trust Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Grantor Trust Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Grantor Trust Trustee or separately, as may be provided therein, subject to all the provisions of this Grantor Trust Agreement, specifically including every provision of this Grantor Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Grantor Trust Trustee. Each such instrument shall be filed with the Grantor Trust Trustee and a copy thereof given to the Administrator.

(d) Any separate trustee or co-trustee may at any time constitute the Grantor Trust Trustee its agent or attorney-in-fact with full power and authority, to the extent permitted by law, to do any lawful act under or in respect of this Grantor Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Grantor Trust Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Supplements and Amendments.

(a) This Grantor Trust Agreement may be amended from time to time by a written amendment duly executed and delivered by the Grantor Trust Seller and the Grantor Trust Trustee, without the consent of any Noteholder, any Certificateholder, any Grantor Trust Certificateholder or any other Person, including to further prevent or help avoid the application to the Notes of the Treasury Regulations (or other interpretive guidance) issued under Section 385 of the Code; provided, however, that (i) any such amendment shall not, as evidenced by an Opinion of Counsel to the Depositor delivered to the Indenture Trustee and Grantor Trust Trustee, adversely affect in any material respect the interests of the Noteholders or (ii) the Rating Agency Condition is satisfied with respect to such amendment and the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Grantor Trust Agreement may be amended from time to time by the Grantor Trust Seller and the Grantor Trust Trustee, with the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Grantor Trust Agreement or modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may:

(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, or change any Note Rate, without the consent of all Noteholders and Certificateholders adversely affected by such amendment;

(ii) reduce the percentage of the Note Balance or the percentage of the aggregate Certificate Percentage Interest the consent of the Holders of which is required for any amendment to this Grantor Trust Agreement without the consent of all the Noteholders and Certificateholders adversely affected by the amendment; or

(iii) adversely affect the rating assigned by any Rating Agency to any Class of Notes without the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than 66 2/3% of the aggregate principal amount of the then outstanding Notes of such Class.

(c) Any term or provision of this Grantor Trust Agreement may also be amended from time to time by the Grantor Trust Seller and the Grantor Trust Trustee for the purpose of conforming the terms of this Grantor Trust Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the Grantor Trust Certificates without the consent of the Indenture Trustee, any Noteholder, any Certificateholder, any Grantor Trust Certificateholder or any other Person; provided, however, that the Grantor Trust Seller (or the Administrator on its behalf) shall provide written notification of the substance of such amendment to the Grantor Trust Trustee and the Grantor Trust.

(d) Prior to the execution of any amendment or consent pursuant to Section 11.1, the Grantor Trust Seller (or the Administrator on its behalf) shall provide written notification of the substance of such amendment or consent to each Rating Agency.

(e) Promptly after the execution of any such amendment or consent, the Grantor Trust Seller (or the Administrator on its behalf) shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and the Rating Agencies.

(f) It shall not be necessary for the consent of the Grantor Trust Certificateholders or the Noteholders pursuant to Section 11.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Grantor Trust Certificateholders provided for in this Grantor Trust Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by Grantor Trust Certificateholders shall be subject to such reasonable requirements as the Grantor Trust Trustee may prescribe.

(g) Promptly after the execution of any amendment to the Certificate of Trust, the Grantor Trust Trustee shall file such amendment or cause such amendment to be filed with the Secretary of State.

(h) The Grantor Trust Trustee may, but shall not be obligated to, enter into any such amendment that affects the Grantor Trust Trustee’s own rights, duties, liabilities or immunities under this Grantor Trust Agreement or otherwise.

(i) Prior to the execution of any amendment to this Grantor Trust Agreement or any amendment to any other agreement to which the Grantor Trust is a party, the Grantor Trust Trustee shall be entitled to receive and shall be fully protected in relying upon an Opinion of Counsel or an Officer’s Certificate of the Grantor Trust Seller stating that the execution of such amendment is authorized or permitted by this Grantor Trust Agreement and that all conditions precedent in this Grantor Trust Agreement to the execution and delivery of such amendment have been satisfied.

(j) [Notwithstanding subsections (a) and (b) of this Section 11.1, this Agreement may only be amended by the Grantor Trust Seller and the Grantor Trust Trustee at the direction of the Administrator if (i) the Certificateholders evidencing not less than 51% of the aggregate Certificate Percentage Interests, or, if 100% of the aggregate Certificate Percentage Interests is then beneficially owned by CarMax Funding and/or its Affiliates, such Person (or Persons) consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Depositor or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders.]

(k) Notwithstanding anything herein to the contrary, no amendment shall be made to this Agreement that would cause the Trust or the Grantor Trust (or any part thereof) to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, or the Trust or the Grantor Trust to be treated as engaged in the conduct of a trade or business within the United States, or the Grantor Trust (or any part thereof) to be classified as other than a grantor trust for United States federal income tax purposes.

Section 11.2 No Legal Title to Grantor Trust Estate in Grantor Trust Certificateholders. The Grantor Trust Certificateholders shall not have legal title to any part of the Grantor Trust Estate. The Grantor Trust Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Grantor Trust Certificateholders in and to their beneficial interest in the Grantor Trust Estate shall operate to terminate this Grantor Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Grantor Trust Estate.

Section 11.3 Limitation on Rights of Others. The provisions of this Grantor Trust Agreement are solely for the benefit of the Grantor Trust Trustee, the Grantor Trust Seller, the Administrator, the Grantor Trust Certificateholders, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Grantor Trust Agreement or in the Grantor Trust Certificates, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Grantor Trust Estate or under or in respect of this Grantor Trust Agreement or any covenants, conditions or provisions contained herein.

Section 11.4 Notices. All demands, notices and other communications under this Grantor Trust Agreement shall be in writing, personally delivered, sent by telecopier, email, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Grantor Trust Trustee, at the Corporate Trust Office, (ii) in the case of the Grantor Trust Seller: in care of [___________________], at its Corporate Trust Office, with a copy to the Administrator, at 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, Attention: Treasury Department, (iii) in the case of the Indenture Trustee, at the Corporate Trust Office, (iv) in the case of [_______], at the following address: [___________________], (v) in the case of [_____], at the following address: [___________________], and (vi) in the case of the Administrator, at the following address: 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, Attention: Treasury Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Grantor Trust Certificate Register. Any notice so mailed within the time prescribed in this Grantor Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Grantor Trust Certificateholder shall receive such notice.

Section 11.5 Severability. If any provision of this Grantor Trust Agreement or the Grantor Trust Certificates shall be held for any reason whatsoever invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Grantor Trust Agreement and the Grantor Trust Certificates shall not in any way be affected or impaired thereby.

Section 11.6 Separate Counterparts and Electronic Signature. This Grantor Trust Agreement may be executed in any number of counterparts, each of which counterparts when so executed shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purposes of validity, enforceability and admissibility.

Section 11.7 Successors and Assigns. All covenants and agreements in this Grantor Trust Agreement and the Grantor Trust Certificates shall be binding upon, and inure to the benefit of, the Grantor Trust Seller, the Grantor Trust Trustee and its successors and each Grantor Trust Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Grantor Trust Certificateholder shall bind the successors and assigns of such Grantor Trust Certificateholder.

Section 11.8 Covenants of the Grantor Trust Seller. The Grantor Trust Seller shall not at any time institute against the Grantor Trust, or join in any institution against the Grantor Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Grantor Trust Certificate, the Notes, this Grantor Trust Agreement or any of the other Transaction Documents.

Section 11.9 No Petition. To the fullest extent permitted by applicable law, the Grantor Trust Trustee (not in its individual capacity but solely as Grantor Trust Trustee), by entering into this Grantor Trust Agreement, each Grantor Trust Certificateholder, by accepting a Grantor Trust Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Grantor Trust Agreement, hereby covenant and agree that they will not at any time institute against the Grantor Trust Seller or the Grantor Trust, or join in any institution against the Grantor Trust Seller or the Grantor Trust of, or cooperate with or encourage others to institute against the Grantor Trust Seller or the Grantor Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Grantor Trust Certificate, the Notes, this Grantor Trust Agreement or any of the other Transaction Documents; provided, however, nothing in this Section shall preclude, or be deemed to stop, the Grantor Trust Trustee (i) from taking any action in (A) any case or Proceeding voluntarily filed or commenced by the Trust or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Grantor Trust Trustee, or (ii) from commencing against the Grantor Trust or any of its property any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

Section 11.10 No Recourse. Each Grantor Trust Certificateholder, by accepting a Grantor Trust Certificate, acknowledges that the Grantor Trust Certificates represent beneficial interests in the Grantor Trust only and do not represent interests in or obligations of the Grantor Trust Seller, the Servicer, the Administrator, the Grantor Trust Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Grantor Trust Agreement, the Grantor Trust Certificates or the other Transaction Documents.

Section 11.11 Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not define or limit any of the terms or provisions hereof.

Section 11.12 Governing Law; Waiver of Jury Trial.

(a) This Grantor Trust Agreement shall be construed in accordance with the laws of the State of Delaware and the obligations, rights and remedies of the parties under this Grantor Trust Agreement shall be determined in accordance with such laws.

(b) The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Grantor Trust Agreement.

Section 11.13 Depositor Payment Obligation. The Depositor shall be responsible for payment of the Administrator’s compensation under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred under the Administration Agreement.

Section 11.14 Certificates Nonassessable and Fully Paid. The Grantor Trust Certificateholders shall not be personally liable for the obligations of the Grantor Trust. The interests represented by the Grantor Trust Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon the authentication thereof by the Grantor Trust Trustee pursuant to Section 3.2 or Section 3.3, the Grantor Trust Certificates are and shall be deemed fully paid.

Section 11.15 Ratification of Prior Actions. Any actions taken by the Grantor Trust Trustee or the Administrator, in each case for itself or on behalf of the Grantor Trust, in connection with the opening of bank accounts, deposit of monies into such accounts, obtaining of sales finance company licenses on behalf of the Grantor Trust and any actions related thereto are hereby confirmed and ratified in all respects, and the Grantor Trust Trustee shall be entitled to the indemnity provided for in Section 8.2 with respect to such actions.

Section 11.16 Legal Fees Associated with Indemnification. With respect to any indemnification provisions in this Grantor Trust Agreement providing that a party to this Grantor Trust Agreement is required to indemnify another party to this Grantor Trust Agreement for attorney’s fees and expenses, such fees and expenses are intended to include attorney’s fees and expenses relating to the enforcement of such indemnity.

Section 11.17 FinCEN Compliance. To help the government fight the funding of terrorism and money laundering activities, the Applicable Anti-Money Laundering Law, requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. Accordingly, in order to comply with Applicable Anti-Money Laundering Law, the Grantor Trust Trustee is required to obtain from time to time documentation to verify and record information that identifies each Person who opens an account. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Grantor Trust Trustee will ask for documentation to verify its formation and existence as a legal entity, financial statements, licenses, tax identification documents, and identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities) reasonably required to comply with Applicable Anti-Money Laundering Law. The Grantor Trust Trustee may, to the fullest extent permitted by applicable law, including Applicable Anti-Money Laundering Law, conclusively rely on, and shall be fully protected and indemnified in relying on, any information received, and failure to provide any reasonably requested information may result in an inability of the Grantor Trust Trustee to perform its obligations hereunder which, at its sole option, may result in the immediate resignation of the Grantor Trust Trustee, notwithstanding anything to the contrary in this Grantor Trust Agreement. The CTA may require the Grantor Trust to file reports with FinCEN after the date of this Grantor Trust Agreement. It shall be the Depositor’s duty and not the Grantor Trust Trustee’s duty to cause the Grantor Trust to make such filings and to cause the Grantor Trust to comply with its obligations under the CTA, if any.

Further, the parties hereto agree that for purposes of Applicable Anti-Money Laundering Law and the CTA, to the fullest extent permitted by law, the Grantor Trust Certificateholders are the sole direct owners of the Grantor Trust, acknowledge that the Grantor Trust Trustee acts solely as a directed trustee at the direction of the Grantor Trust Certificateholders, the Administrator or other instructing party as contemplated hereunder and that one or more senior officers or other individuals affiliated with the Grantor Trust Certificateholders, the Administrator or such other instructing party, are and shall deemed to be the persons with the power and authority to exercise substantial control over the Grantor Trust.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantor Trust Seller and the Grantor Trust Trustee have caused this Grantor Trust Agreement to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

CARMAX [AUTO OWNER][SELECT RECEIVABLES] TRUST 20[___]-[___]

By: [_______________], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

[_______________], as Grantor Trust Trustee

By:
Name:
Title:

Accepted and agreed:

CARMAX BUSINESS SERVICES, LLC, as Servicer

By:
Name:
Title:

Exhibit A

Form of Grantor Trust Certificate

THIS ASSET-BACKED CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT, THE SALE AND SERVICING AGREEMENT AND THE INDENTURE REFERRED TO HEREIN.

REGISTERED	NO. R-[__]

CARMAX [AUTO OWNER][SELECT RECEIVABLES] TRUST 20[___]-[___]

ASSET-BACKED GRANTOR TRUST CERTIFICATE

THIS GRANTOR TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.

(This Grantor Trust Certificate does not represent an interest in or obligation of CarMax Auto Funding LLC, CarMax Business Services, LLC or any of their respective Affiliates, except to the extent described below.)

THIS GRANTOR TRUST CERTIFICATE IS NOT NEGOTIABLE.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE SOLE GRANTOR TRUST CERTIFICATEHOLDER SHALL BE THE GRANTOR TRUST SELLER.

THE HOLDER OF THIS GRANTOR TRUST CERTIFICATE REPRESENTS AND WARRANTS THAT IT IS A “UNITED STATES PERSON” AS DEFINED IN SECTION 7701(a)(30) OF THE CODE AND WILL PROVIDE THE UNDERLYING TRUST AND ANY RELEVANT INTERMEDIARY WITH A CORRECT, COMPLETE AND PROPERLY EXECUTED INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM). IF THE HOLDER OF THIS GRANTOR TRUST CERTIFICATE (OTHER THAN THE INITIAL HOLDER) FAILS TO PROVIDE THE UNDERLYING TRUST AND ANY RELEVANT INTERMEDIARY WITH THE PROPERLY COMPLETED AND SIGNED TAX CERTIFICATIONS SPECIFIED ABOVE, THE ACQUISITION OF ITS INTEREST IN THIS GRANTOR TRUST CERTIFICATE SHALL BE VOID AB INITIO.

BY ACQUIRING THIS GRANTOR TRUST CERTIFICATE (OR INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) IS DEEMED TO REPRESENT AND WARRANT THAT SUCH PURCHASER OR TRANSFEREE IS NOT ACQUIRING AND

Ex. A-1

WILL NOT HOLD THIS GRANTOR TRUST CERTIFICATE (OR INTEREST HEREIN) ON BEHALF OF OR WITH THE ASSETS OF A PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

THIS CERTIFIES THAT _______________________________ is the registered owner of a ___% nonassessable, fully-paid, Grantor Trust Percentage Interest in the Grantor Trust Estate of CarMax [Auto Owner][Select Receivables] Grantor Trust 20[___]-[___], a Delaware statutory trust (the “Grantor Trust”) formed by CarMax [Auto Owner][Select Receivables] Trust 20[___]-[___], a Delaware statutory trust (the “Grantor Trust Seller”).

The Grantor Trust was created pursuant to a trust agreement dated as of [______], 20[___] (as amended and restated as of [_____], 20[___], the “Grantor Trust Agreement”), between the Grantor Trust Seller and [____________], as grantor trust trustee (the “Grantor Trust Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Sale and Servicing Agreement, dated as of [_____], 20[___], between the Grantor Trust Seller, CarMax Auto Funding LLC, as seller, the Grantor Trust, CarMax Business Services, LLC, as Servicer, and [Wilmington Trust, National Association], as Indenture Trustee, as the same may be amended or supplemented from time to time.

This Grantor Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Grantor Trust Agreement, to which Grantor Trust Agreement the Holder of this Grantor Trust Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The provisions and conditions of the Grantor Trust Agreement are hereby incorporated by reference as though set forth in their entirety herein.

THIS GRANTOR TRUST CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

It is the intent of the parties to the Grantor Trust Agreement that, for United States federal income or state and local income, franchise and value added tax purposes, the Grantor Trust will be a grantor trust. Each Grantor Trust Certificateholder, by its acceptance of this Grantor Trust Certificate, agrees to such treatment and agrees to take no action inconsistent with such tax treatment.

Ex. A-2

Each Grantor Trust Certificateholder, by its acceptance of this Grantor Trust Certificate, covenants and agrees that such Grantor Trust Certificateholder will not at any time institute against the Depositor, the Issuer or the Grantor Trust, or join in any institution against the Depositor, the Issuer or the Grantor Trust of, or cooperate with or encourage others to institute against the Depositor, the Issuer or the Grantor Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement, the Grantor Trust Agreement or any of the other Transaction Documents.

By accepting this Grantor Trust Certificate, the Grantor Trust Certificateholder acknowledges that this Grantor Trust Certificate represents a Grantor Trust Percentage Interest in the Grantor Trust only and does not represent interests in or obligations of the Grantor Trust Seller, the Depositor, the Servicer, the Administrator, the Grantor Trust Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in this Grantor Trust Certificate, the Grantor Trust Agreement or any other Transaction Document.

Unless the certificate of authentication hereon has been executed by an authorized officer of the Grantor Trust Certificate Registrar, by manual signature, this Grantor Trust Certificate shall not entitle the holder hereof to any benefit under the Grantor Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Ex. A-3

IN WITNESS WHEREOF, the Grantor Trust Trustee, on behalf of the Grantor Trust and not in its individual capacity, has caused this Grantor Trust Certificate to be duly executed as of the date set forth below.

Dated: [________], 20[___]

CARMAX [AUTO OWNER][SELECT RECEIVABLES] GRANTOR TRUST 20[___]-[___]

By: [____________], not in its individual capacity but solely as Grantor Trust Trustee

By:
Name:
Title:

GRANTOR TRUST CERTIFICATE REGISTRAR’S CERTIFICATE OF AUTHENTICATION

This is one of the Grantor Trust Certificates referred to in the within-mentioned Grantor Trust Agreement.

Dated: [________], 20[___]

[____________], not in its individual capacity but solely as Grantor Trust Certificate Registrar

By:
Name:
Title:

Ex. A-4

ASSIGNMENT

SOCIAL SECURITY NUMBER

OR OTHER IDENTIFICATION

NUMBER OF ASSIGNEE: ________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Grantor Trust Certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________, attorney, to transfer said Grantor Trust Certificate on the Grantor Trust Certificate Register, with full power of substitution in the premises.

Dated:

*/

Signature Guaranteed:

*/
*/

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Grantor Trust Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Grantor Trust Certificate Registrar.

Ex. A-5

Exhibit B

Form of Certificate of Trust

Certificate of Trust of CarMax [Auto Owner][Select Receivables] Grantor Trust 20[___]-[___]

This Certificate of Trust of CarMax [Auto Owner][Select Receivables] Grantor Trust 20[___]-[___] (the “Trust”) is being filed to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed hereby is CarMax [Auto Owner][Select Receivables] Grantor Trust 20[___]-[___].

2. Delaware Trustee. The name and business address of a trustee of the Trust having its principal place of business in the State of Delaware is [__________][__________].

3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

[______________], not in its individual capacity but solely as Grantor Trust Trustee
By:
Name:
Title:

Ex. B